EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2010

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Consolidated Subsidiaries:

Bank of Las Vegas	Nevada
Bank of Michigan (51% owned)	Michigan
Bank of the Northwest (15% owned)	Washington
Bank of Tucson	Arizona
Capitol National Bank	United States (national bank)
Central Arizona Bank (86% owned)	Arizona
Community Bank of Rowan (51% owned)	North Carolina
First Carolina State Bank (89% owned)	North Carolina
Indiana Community Bank	Indiana
Michigan Commerce Bancorp Limited	Michigan
Michigan Commerce Bank (55% owned)	Michigan
Capitol Wealth Insurance Agency, Inc. (100% owned)	Michigan
BAIA Acquisition Company, LLC (100% owned)	Michigan
Pisgah Community Bank (79% owned)	North Carolina
Sunrise Bank of Albuquerque	New Mexico
Sunrise Bank (80% owned)	California
Sunrise Bank (65% owned)	Georgia
Sunrise Bank of Arizona (99% owned)	Arizona

Capitol Trust I	Delaware
Capitol Trust II	Delaware
Capitol Statutory Trust III	Connecticut
Capitol Trust IV	Delaware
Capitol Trust VI	Delaware
Capitol Trust VII	Delaware
Capitol Statutory Trust VIII	Connecticut
Capitol Trust IX	Delaware
Capitol Trust X	Delaware
Capitol Trust XI	Delaware
Capitol Trust XII	Delaware

Capitol Bancorp Colorado Ltd. (100% owned)	Colorado

Capitol Bancorp Colorado Ltd. II (100% owned)	Colorado

Capitol Development Bancorp Limited IV (51% owned)	Michigan
Capitol Wealth, Inc. (100% owned)	Michigan
Capitol Wealth Asset Management, LLC (100% owned)	Michigan
Evansville Commerce Bank (50% owned)	Indiana

Capitol Development Bancorp Limited V (51% owned)	Michigan
1st Commerce Bank (51% owned)	Nevada
Bank of Feather River (51% owned)	California
Bank of Maumee (51% owned)	United States (federal savings bank)

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2010

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Consolidated Subsidiaries—continued:

Capitol Development Bancorp Limited VI (51% owned)	Michigan
Bank of Fort Bend (51% owned)	United States (federal savings bank)
Bank of Las Colinas (51% owned)	United States (federal savings bank)
High Desert Bank (55% owned)	United States (federal savings bank)

Capitol Development Bancorp Limited VII (51% owned)	Michigan
Capitol Bancorp Colorado Ltd. III (100% owned)	Colorado
Mountain View Bank of Commerce (51% owned)	Colorado

Capitol Development Bancorp Limited VIII (14% owned)	Michigan

Capitol Bean Counter, LLC	Michigan

Capitol Capital, LLC	Michigan

Capitol Bancorp Leasing, Inc.	Michigan

CBL Real Estate Holdings, LLC	Michigan

Unconsolidated Subsidiaries:

Amera Mortgage Corporation, Inc. (less than 50% owned by equity method investee)	Michigan

Capitol Development Bancorp Limited III (less than 50% owned by equity method investee)	Michigan
Summit Bank of Kansas City (55% owned)	Missouri

Inactive Subsidiaries:

CBL R E Holdings, LLC	Michigan

CBL R E Holdings II, LLC	Michigan

CBL R E Holdings III, LLC	Michigan

MOI, Inc. (wholly-owned subsidiary of Michigan Commerce Bank)	Michigan